Exhibit 10.17

EXECUTION VERSION

MANAGER EQUITY AGREEMENT

THIS MANAGER EQUITY AGREEMENT (“Agreement”) is made as of April 30, 2010, among the individual listed on the signature page hereto, a resident of the State listed below such individual’s signature (“Manager”), Thermon Group Holdings, Inc., a Delaware corporation (the “Company”), and CHS Private Equity V LP, a Delaware limited partnership (the “Fund”).

RECITALS:

A.            Manager is an employee of Thermon Holding Corp., a Delaware corporation (“Operating”), or a Subsidiary of Operating.  Operating is a Subsidiary of the Company.

B.            The Company wishes to sell to Manager, and Manager wishes to purchase from the Company, Shares, as set forth in this Agreement.

C.            Concurrent with the execution of this Agreement, Manager is executing and delivering the Securityholder Agreement and becoming a party thereto.  Terms used but not defined in this Agreement have the meanings ascribed to such terms in the Securityholder Agreement.

D.            The Company, the Fund and Manager desire to enter into this Agreement, which sets forth certain rights, obligations and restrictions related to the ownership of the Manager Securities.

E.             Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall automatically and without any further action by the parties hereto become effective only at the Effective Time.  Prior to the Effective Time, this Agreement shall have no force or effect.  If the Acquisition Agreement is terminated in accordance with its terms, this Agreement shall automatically and without any action by the parties hereto be terminated and of no further force or effect.  Following the Effective Time, this Agreement along with the Securityholder Agreement (and, if applicable, any Share Equivalents) shall be the only agreements governing the terms of any Securities or any equity or equity-like securities of any Subsidiary, and any other agreement governing any Securities or such equity or equity-like securities shall be terminated and of no further force or effect.

AGREEMENTS:

The parties agree as follows:

1.             Definitions.  For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Acquisition Agreement” means the Stock Purchase Agreement dated as of March 26, 2010, by and among Thermon Group, Inc., a Delaware corporation, Operating, and Thermon Holdings, LLC, a Delaware limited liability company, as amended from time to time.

“Affiliate” means, with respect to a Person, all Persons Controlling, Controlled by or under common Control with such Person.

“Board” means the board of directors of the Company.

“Business” means the business activities conducted by or planned to be undertaken by the Company Group while Manager or any Permitted Transferee is a holder of Manager Securities or while Manager is employed by the Company or any of its Subsidiaries, including any business involving the design, engineering, manufacture or sale of heat tracing systems (for example, products involving the application of external heat to pipes, vessels, instruments or other equipment for the purposes of freeze protection, process temperature maintenance, environmental monitoring or surface snow and ice melting, heat tracing equipment, heat tracing tubing bundles, and heat tracing control systems), heat tracing system consultation, heat tracing system installation, heat tracing system maintenance and any other products sold or services provided by the Company Group and the provision of related services.

“Cause” means any of the following, as reasonably determined by the Board: (i) the commission by Manager of a felony (or a crime involving moral turpitude); (ii) the theft, conversion, embezzlement or misappropriation by Manager of funds or other assets of the Company Group or any other act of fraud or dishonesty with respect to the Company Group (including acceptance of any bribes or kickbacks or other acts of self-dealing); (iii) the intentional, grossly negligent or unlawful misconduct by Manager that causes harm or embarrassment to the Company Group or exposes the Company Group to a substantial risk of harm or embarrassment; (iv) the violation by Manager of any law regarding employment discrimination or sexual harassment; (v) the failure by Manager to comply with any material policy generally applicable to Company Group employees, which failure is not cured within 30 days after notice to Manager; (vi) the repeated failure by Manager to follow the reasonable directives of any supervisor or the Board, which failure is not cured within 30 days after notice to Manager; (vii) the unauthorized dissemination by Manager of confidential information in violation of Section 4(b) of this Agreement; (viii) any material misrepresentation or materially misleading omission in any resume or other information regarding Manager (including Manager’s work experience, academic credentials, professional affiliations or absence of criminal record) provided by or on behalf of Manager when applying for employment with the Company Group; (ix) the Company’s discovery that, prior to Manager’s employment with the Company Group, Manager engaged in conduct of the type described in clauses (i) through (iv) above; or (x) any other material breach by Manager of this Agreement that is not cured within 30 days after notice to Manager.

“Class B Shares” means shares of Class B Common Stock of the Company, par value $.001 per share.

“Closing” has the meaning ascribed to it in Section 3(d).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning ascribed to it in the preamble to this Agreement.

“Company Group” means the Company and its Subsidiaries, including Operating.

“Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

“Cost” means, with respect to a Manager Security, the price actually paid by Manager to initially purchase that security.

“Disability” means that (1) Manager is suffering from an illness, injury, impairment or other disability that has caused (or the Board reasonably determines will cause) Manager to be unable to perform Manager’s duties with the Company Group for 90 consecutive days or for 120 cumulative days during any 180-day period; or (2) Manager is receiving long term disability benefits under any policy, plan or program.

“Effective Time” means the time of the Closing (as defined in the Acquisition Agreement).

“Fair Market Value”, with respect to Manager Securities, means the fair market value of such Manager Securities as of the last day of the month immediately preceding the month in which Manager’s employment with the Company Group terminates, as determined in good faith by the Board.  If, however, the Cost of the Manager Securities is $250,000 or greater and Manager disagrees with the Board’s determination of Fair Market Value, Manager may request the Board to reconsider its determination by giving written notice to the Board within ten days following the Board’s determination and written notice thereof to Manager.  If Manager and the Board are unable to agree as to the determination, the Board and Manager shall select in good faith a mutually acceptable independent investment bank with experience in valuing private companies (with no previous or existing business relationship with either party) (“Appraiser”), who shall determine the Fair Market Value.  The Appraiser shall determine the Fair Market Value of the vested but unexercised portion of any Share Equivalent on the basis of the Fair Market Value of the Shares covered by such vested portion, less the exercise price for such vested portion.  The Appraiser shall conduct such independent procedures and investigation as the Appraiser shall deem necessary in order to form an opinion as to Fair Market Value of the Manager Securities.  The parties shall request the Appraiser to give written notice of its determination of the Fair Market Value of the Manager Securities within forty-five (45) days of is appointment as Appraiser, and such determination shall be final and binding on the parties, and judgment may be entered thereon.  The fees and expenses of the Appraiser shall be shared equally between the Company and Manager.

“Family Medical Emergency” means the following: (i) the death of Manager’s spouse, if Manager has dependent children that live in the same home as the spouse as of the time of the spouse’s death; (ii) a life-threatening or serious illness or injury of the spouse or a dependent child of Manager requiring long-term hospitalization (or other long-term medical treatment of equivalent seriousness); or (iii) such other family-related emergency that the Board determines, in good faith, materially affects Manager’s ability, on a long and continuous basis, to perform Manager’s essential job functions.

“Fully Diluted Basis” means assuming the exercise of all Share Equivalents (except unvested Share Equivalents that are subject to vesting and Share Equivalents that are not then exercisable).  A determination under this Agreement (including regarding the number of any securities held or outstanding) shall be made on a Fully Diluted Basis if (and only if) this Agreement expressly states that it shall be so made.

“Fund” has the meaning ascribed to it in preamble to this Agreement.

“Manager” means the owner of the Manager Securities who is (i) an officer or employee of any member of the Company Group on the date of this Agreement, or (ii) a subchapter S corporation, limited liability company or partnership which has as its sole shareholder, sole member or sole partner thereof, an individual who meets the criteria set forth in (i) above, provided that the articles of incorporation, charter, operating agreement, partnership agreement or similar governing document provides that no share, interest or unit in such subchapter S corporation, limited liability company or partnership is issued by such subchapter S corporation, limited liability company or partnership to any Person other than an individual who meets the criteria set forth in (i) above or a Permitted Transferee of such Person.  Any terms or provisions of this Agreement that pertain to, relate to, or are triggered by the employment status of a Manager shall be controlled by the employment status of the Person meeting the criteria of (i) above.

“Manager Securities” means (i) all securities of the Company (including Shares) acquired by Manager from time to time by any means whatsoever, including pursuant to this Agreement or any Share Equivalent, and (ii) securities issued or issuable (directly or indirectly) with respect to the securities referred to in clause (i) above, including in connection with a split, dividend, recapitalization, merger, consolidation or exchange.  Manager Securities shall continue to be Securities in the hands of any holder other than Manager (other than the Company, its Subsidiaries or the Fund and except for transferees in a Public Sale or a Sale of the Company), and, except as otherwise provided in this Agreement, each such other holder shall succeed to all rights and obligations attributable to Manager hereunder.  For purposes of this Agreement, any security of the Company (including Manager Securities) shall (x) upon being purchased by the Company, be treated as no longer issued, outstanding or existing, and (y) upon being sold by the Company, be treated as being then issued for the first time.

“Operating” has the meaning ascribed to it in the Recitals to this Agreement.

“Permitted Transferee” has the meaning ascribed to it in the Securityholder Agreement.

“Person” means any individual, partnership, corporation, limited liability company, joint venture, trust, estate, association or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” has the meaning ascribed to it in the Securityholder Agreement.

“Public Sale” has the meaning ascribed to it in the Securityholder Agreement.

“Repurchase Note” has the meaning ascribed to it in Section 3(c)(i).

“Repurchase Option” has the meaning ascribed to it in Section 3(a)(i).

“Retirement” means Manager has reached the age of 65 and has held the Manager Securities for at three years.

“Sale of the Company” has the meaning ascribed to it in the Securityholder Agreement.

“Securities” means (i) all Shares; (ii) all Share Equivalents, and (iii) all securities of the Company or any successor issued or issuable with respect to the securities referred to in clauses (i) and (ii) above, including by way of a stock split, stock dividend, reclassification or recapitalization.

“Securityholder Agreement” means the Amended and Restated Securityholder Agreement dated the date hereof among the Company, the Fund, Manager and the other parties thereto.

“Share Equivalent” has the meaning ascribed to it in the Securityholder Agreement.

“Shares” means the shares, par value $.001 per share, of common stock of the Company, including Class B Shares, and any successor securities thereto, including pursuant to a dividend, a split, reclassification or like action, or pursuant to an exchange (including a merger).

“Solicit” means to encourage or induce, or to take any action that is intended or calculated to encourage or induce, or which is reasonably likely to result in encouragement or inducement.

“Subsidiary” of a Person means (i) an entity that is directly or indirectly Controlled by such Person, or (ii) an entity in which such Person, directly or indirectly, owns a majority economic interest.

“Termination Date” means the last day on which Manager is in the employment of the Company Group or actively involved in the operation or management of the Business.

“Transfer” has the meaning ascribed to it in the Securityholder Agreement.

2.             Purchase and Sale of Shares.

(a)           Purchase and Sale of Common Stock.  At the Effective Time, Manager shall purchase from the Company, and the Company shall sell to Manager, the number of Class B Shares set forth next to such Manager’s name under column II on Schedule I to the Securityholder Agreement at the price per Share set forth therein.  Manager shall pay the subscription amount for the Class B Shares in the manner set forth next to such Manager’s name under column III on Schedule I to the Securityholder Agreement.

(b)           Section 83(b) Election.  No later than 30 days following the Effective Time, Manager must file with the Internal Revenue Service an election under Section 83(b) of the Code, in form and substance satisfactory to the Company.

3.             Call Options.

(a)           Generally.  If Manager’s employment with the Company Group ends for any reason, then:

(i)            The Company has an option to purchase all or any portion of the Manager Securities (the “Repurchase Option”).  In order to exercise this option, the Company must give written notice to Manager and the Fund no later than 90 days after the later to occur of the date on which employment ends or, in the case of Manager Securities issued pursuant to the exercise of Share Equivalents after the employment ends, the date on which such Manager Securities are issued.

(ii)           If for any reason the Company does not elect to purchase all of the Manager Securities, then the Fund (and/or its designee) has the option to purchase all or any portion of the remaining Manager Securities.  In order to exercise this option, the Fund must give written notice to Manager and the Company no later than 120 days after the later to occur of the date on which employment ends or, in the case of Manager Securities issued pursuant to the exercise of Share Equivalents after the employment ends, the date on which such Manager Securities are issued.

(b)           Purchase Price.  The purchase price for the Manager Securities purchased under Section 3(a) shall be determined as follows:

(i)            If the Company Group terminates Manager’s employment without Cause, or if Manager’s employment ends due to (A) Manager’s death or Disability, (B) a Family Medical Emergency with the concurrence of the Board acting reasonably and in good faith, or (C) Retirement, the purchase price shall be the Fair Market Value of those Manager Securities.

(ii)           If Manager’s employment ends for any other reason, the purchase price shall be the lower of the Fair Market Value or the Cost of those Manager Securities.

(c)           Manner of Payment.

(i)            The purchase price pursuant to this Section 3 shall be paid at the Closing by (A) delivery of a cashier’s check, cash or wire transfer of immediately available funds, (B) setoff against any and all obligations (but only to the extent of such obligations) owing the Company Group from Manager, or (C) delivery of an unsecured junior subordinated promissory note in the form attached hereto as Exhibit A (the “Repurchase Note”), provided that if the purchase price is determined pursuant to Section 3(b)(i) above (but subject to 3(c)(ii) below), at least twenty percent (20%) of such payment shall be paid by delivery of a cashier’s check, cash or wire transfer of immediately available funds.

(ii)           Notwithstanding the foregoing, if any payment (whether at Closing or pursuant to a Repurchase Note) would violate any loan agreement with a lender of the Company or its Subsidiaries or applicable law, then the price will be paid in a manner that does not violate the loan agreement or applicable law (including by the issuance of a Repurchase Note).

(d)           The Closing.  The closing for a purchase by the Company or the Fund (and/or its designee) under this Section 3 (a “Closing”) shall take place at a place, time and date specified by the purchaser in a written notice given to Manager at least three days before the Closing.  The notice must specify a Closing date that is a business day not later than 180 days after Manager’s employment ends or, in the case of Manager Securities issued pursuant to the exercise of Share Equivalents after the employment ends, the date on which such Manager Securities are issued.  At the Closing, each Person selling securities must deliver to the purchaser of those securities (i) one or more certificates evidencing all of the securities being sold, duly endorsed for transfer or accompanied by an assignment separate from certificate (except for any security for which the issuer has never issued any certificate), (ii) customary written representations and warranties as to ownership, title (free and clear of all liens, claims and encumbrances), power and authority to sell, and the like, and (iii) any other documentation that the purchaser reasonably requests in connection with the purchase.

(e)           Failure to Make Deliveries.  Without limitation of any remedies, if for any reason a Person required to sell securities under this Section 3 does not make all required deliveries with respect to those securities (including instruments of assignment and any certificates) to the purchaser on the scheduled Closing date in accordance with the terms of this Agreement, then, as of that date: (i) those securities will be treated as if they had been sold to the purchaser, (ii) any certificates evidencing those securities that are issued in the name of the seller or the seller’s predecessor in interest will be treated as being canceled, and (iii) the seller’s only right, in connection with those securities, will be to receive the purchase price without interest.

(f)            Remedies.  The purchase rights in this Section 3 do not limit any remedies.

4.             Restrictive Covenants.

(a)           Inducement to Company.  Manager hereby acknowledges and agrees (i) the following covenants are commercially reasonable and reasonably necessary to protect the Company Group’s legitimate business interests (including the protection of its confidential and proprietary information) without unduly restricting Manager’s post-employment remunerative opportunities causing Manager any hardship and (ii) Manager’s covenants under this Section 4 are a material inducement to the Company to enter into this Agreement and issue the Manager Securities, and that the Company would not do so in the absence of such covenants by Manager.

(b)           Non-Disclosure and Use of Confidential and Proprietary Information.  The Company Group’s employment of Manager has resulted and will result in Manager’s exposure and access to confidential and proprietary information, to which the Company agrees to continue to provide to Manager after this Agreement becomes effective, that includes (among other things) the Company Group’s formulas, processes, administration and accounting systems, computer software, customer lists, vendor lists, due diligence files, financial information, technology, business strategies, business track record, and personal information about the Company Group’s owners, directors, officers, and employees which is of great value to the Company Group, their owners, directors, officers, and employees.  Manager shall not, other than on the Company Group’s behalf, at any time during Manager’s employment with the Company Group and thereafter, make available, divulge, disclose, or communicate in any manner whatsoever to any Person any such confidential or proprietary information, or use any such confidential or proprietary information for any purpose other than on the Company Group’s behalf, unless authorized to do so in writing by the Chairman of the Board, required by law or court order, or such information has become publicly available other than by reason of a breach by Manager of this Section 4(b) or of another individual’s or entity’s violation of an obligation not to disclose such information, which obligation is known to Manager.  Should Manager be required by law or court order to disclose such confidential or proprietary information, Manager shall give the Chairman of the Board reasonable notice so as to allow the Company Group sufficient opportunity to challenge such application of the law or court order, or to otherwise attempt to limit the scope of such disclosure.  This Agreement applies to all confidential and proprietary information of the Company Group, regardless of when such information is or was disclosed to Manager.

(c)           Non-Competition; Non-Solicitation.  During Manager’s employment with the Company Group and for a period of two (2) years thereafter, Manager shall not, directly or indirectly, other than on the Company Group’s behalf:

(i)            Engage in any capacity in the Business in the continental United States or in any other geographic area where the Company Group manufactures, markets, distributes or sells its products or renders services within the twenty-four (24) month period ending on the Termination Date, including as an owner, employee, partner, investor, or independent contractor, provided that nothing in this Section 4(c) shall prevent Manager from owning less than five percent (5%) of any class of publicly traded securities of any such business so long as such investment is passive and Manager has no other involvement with the issuer of such securities;

(ii)           Induce or assist in the inducement of any employee or independent contractor, including sales representatives or agents, to terminate or otherwise limit their relationship with the Company Group; or

(iii)          Solicit any customer or potential customer (known to Manager) of the Company Group with respect to the Business.  For purposes of this Section 4(c)(iii), a customer means any individual or entity to which the Company Group sold products or services within the twenty-four (24) month period immediately preceding the Termination Date.  For purposes of this Section 4(c)(iii), potential customer means any individual or entity to which the Company Group solicited in writing within the twelve (12) month period that immediately preceded the Termination Date.

(d)           Non-Disparagement.  At no time shall Manager, directly or indirectly, make (or cause to be made) to any Person any disparaging, derogatory or other negative or false statement about or with respect to the Company Group (including its products, services, policies, practices, operations, employees, sales representatives, agents, officers, members, managers, partners or directors).

(e)           Patents, Copyrights, Trademarks and Other Property Rights.  Any and all inventions, improvements, discoveries, formulas, technology, business strategies, management, administration, and accounting systems, processes, and computer software relating to the Company Group’s business (whether or not patentable), discovered, developed, or learned by Manager during his employment with the Company Group are the sole and absolute property of the Company Group and are “works made for hire” as that term is defined in the copyright laws of the United States.  The Company Group is the sole and absolute owner of all patents, copyrights, trademarks, and other property rights to those items and Manager will fully assist the Company Group, at the Company Group’s cost and expense, to obtain the patents, copyrights, trademarks, or other property rights to all such inventions, improvements, discoveries, formulas, technology, business strategies, management, administration, and accounting systems, processes, or computer software.  Manager has been notified by the Company Group and understands that the foregoing provisions of this Section 4(e) do not apply to an invention for which no equipment, supplies, facilities, confidential, proprietary, or trade secret information of the Company Group was used and which was developed entirely on Manager’s own time, unless the invention:  (a) relates directly to the business of the Company Group; (b) relates directly to the Company Group’s actual or demonstrably anticipated research and development, or (c) results from any work performed by Manager for the Company Group.

(f)            Scope of Covenants.  Manager hereby acknowledges and agrees that the covenants and the territorial, time, activity and other limitations set forth in this Section 4 (or the lack thereof, as the case may be) are commercially reasonable and are properly required to protect the Company Group’s and its members’ respective legitimate business interests.  If any such territorial, time or activity limitation (or the lack thereof) is determined to be unreasonable or otherwise unenforceable by a court or other tribunal or competent jurisdiction, the parties agree to the reduction of such territorial, time or activity limitations (including the imposition of such a limitation if it is missing) to such an area, period, scope of activity or other limitation as said court or other tribunal shall deem reasonable and enforceable under the circumstances.  Also, if any member of the Company Group seeks partial enforcement of Section 4 as to only a territory, time, scope of activity or other limitation that is reasonable, then the Company shall be entitled to such reasonable partial enforcement.  If such reduction or (if any member of the Company Group seeks partial enforcement) such partial enforcement is not possible, or if a court or other tribunal of competent jurisdiction declines for any or no reason to grant such reduction or partial enforcement, as applicable, then the unenforceable provision or portion thereof shall be severed as provided in Section 6(c), without affecting the remaining provisions of this Agreement.

(g)           Tolling.  The period of time in which Manager is required to act, or refrain from acting, pursuant to this Section 4 shall be tolled (shall not run) for so long as Manager is in breach of any of Manager’s obligations hereunder, other than unintentional breaches that do not cause material damage or loss.

5.             Legend.  Certificates evidencing the Manager Securities must bear the following legend:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities laws, and may not be resold unless they are registered under the Act and those securities laws or an exemption from registration is available thereunder.  The securities represented hereby are subject to purchase options and certain other agreements set forth in a Manager Equity Agreement among Thermon Group Holdings, Inc., a Delaware corporation (the “Company”), CHS Private Equity V LP, a Delaware limited partnership, and the original holder hereof dated as of April 30, 2010 and the Company reserves the right to refuse the transfer of this security until the condition therein have been fulfilled with respect to such transfer.  A copy of the Manager Equity Agreement may be obtained at the Company’s principal executive offices without charge.”

In all cases, the Company may change the legend if appropriate due to changed circumstances.

6.             General Provisions.

(a)           Applicable Law; Jurisdiction; Venue.  This Agreement is governed by the internal laws of the State of Delaware, without giving effect to any choice of laws rules that would require the application of the laws of any other jurisdiction.  Each party irrevocably submits to the jurisdiction of any local, state or federal court within the State of Delaware with respect to any cause or claim arising under or relating to this Agreement.  Each party irrevocably consents to the service of process by registered mail or personal service, irrevocably waives any objection based on forum non conveniens with respect to such court, and irrevocably waives any objection to venue in such court.  Nothing in this Section 6, however, affects any Person’s right (i) to serve process in any other manner permitted by applicable law, or (ii) to enforce or collect any judgment, order or injunction in any court or jurisdiction.

(b)           Notices.  All notices hereunder shall be in writing and shall be delivered by hand, by facsimile (or photo or other electronic means), by local messenger or by reputable overnight courier.  Notices shall be deemed given: (i) when received, if delivered by hand or local messenger; (ii) when sent, if sent by facsimile, photo or other electronic means during the recipient’s normal business hours; (iii) on the first business day after being sent, if sent by facsimile, photo or other electronic means other than during the recipient’s normal business hours; and (iv) one business day after being delivered to a reputable overnight courier for next day delivery.  A notice delivered by facsimile, photo or other electronic means shall only be effective, however, if the notice is also given by hand, local messenger or courier no later than two business days after its delivery by facsimile, photo or other electronic means.  All notices shall be addressed as follows: (1) if to the Company:  Thermon Group Holdings, Inc. C/O CHS Private Equity V LP, 10 South Wacker Drive, Suite 3175, Chicago, Illinois 60606, Attention:  Daniel J. Hennessy and Marcus J. George, Fax: (312) 876-3854; with copies (which shall not constitute notice) to CHS Private Equity V LP, 10 South Wacker Drive, Suite 3175, Chicago, Illinois 60606, Attention:  Daniel J. Hennessy and Marcus J. George, Fax: (312) 876-3854; with a copy (which shall not constitute notice) to Sidley Austin LLP, One South Dearborn, Chicago, Illinois 60603, Attention: Roger R. Wilen and Jeffrey N. Smith, Fax: (312) 853-7036; (2) if to the Fund:  CHS Private Equity V L.P., 10 South Wacker Drive, Suite 3175, Chicago, Illinois 60606, Attention: Daniel J. Hennessy and Marcus J. George, Fax: (312) 876-3854, with a copy (which shall not constitute notice) to Sidley Austin LLP, One South Dearborn, Chicago, Illinois 60603, Attention: Roger R. Wilen and Jeffrey N. Smith, Fax: (312) 853-7036; (3) if to Manager: to the address or fax number for such person as reflected in the applicable schedules to the Securityholder Agreement, and (4) if to any other Permitted Transferee: to the last address or fax number for such Person as reflected in the Company’s records; or (in each case) to such other addresses or addressees as may be designated by notice given in accordance with the provisions of this Section 6(b).

(c)           Severability.  If any provision of this Agreement or portion thereof is determined by a court to be unenforceable in any jurisdiction, then (for purposes of such jurisdiction) that provision or portion thereof shall be struck from this Agreement, without affecting the enforceability of the remainder of this Agreement.

(d)           Remedies.  The remedies of each party hereunder are cumulative and concurrent, and may be pursued singularly, successively, or together, in such party’s sole discretion.  Manager agrees that any violation by Manager of Section 4 would cause irreparable damage to the Company.  Without limitation of the generality of the foregoing, if Manager violates any provision of this Agreement, then the Company is entitled, in addition to any other remedies that it may have, to specific, injunctive or other equitable relief (without the requirement of posting of a bond or other security) in order to enforce such provision.  If any party breaches any of the terms of this Agreement, the non-breaching party shall be entitled to recover its costs and expenses, including reasonable attorneys’ fees, in connection with the enforcement of its rights under this Agreement.

(e)           Other Obligations.  Without implication that the contrary would otherwise be true, Manager’s obligations under Section 4 of this Agreement are in addition to, and not in limitation of, any other obligations that Manager may have under contract, applicable law or otherwise.

(f)            Amendment; Termination; Waiver.  This Agreement may be amended or terminated by written agreement of the Company, the Fund and Manager, except that if Manager is deceased or incompetent, then this Agreement may be amended or terminated by written agreement of the Company, the Fund and a majority in interest of the Permitted Transferees.  In addition, the Company may unilaterally terminate this Agreement as of any time at or after a Sale of the Company or a Public Offering by giving notice to Manager.  Termination of this Agreement shall not relieve any Person of liability for any breach of this Agreement that occurred prior to the date of such termination, or excuse performance of any obligation required to be performed prior to the date of such termination.  In order for a waiver of any provision of this Agreement to be enforceable, it must be in writing and signed by the Person granting the waiver.

(g)           Notification to Subsequent Employers.  Manager hereby authorizes the Company at its discretion to contact Manager’s prospective or subsequent employers and inform them of this Agreement or any other policy or agreement between Manager and the Company Group that may be in effect at the time Manager’s employment with the Company Group ends.

(h)           No Prior Restrictions.  Manager represents and warrants to the Company that Manager is free to enter into employment arrangements with the Company Group and there are no contracts or restrictive covenants preventing full performance of Manager’s duties to the Company Group.

(i)            Miscellaneous.  This Agreement contains the complete agreement of the parties with respect to the subject matter hereof, provided that nothing in this Section 6(i) shall limit or otherwise affect the provisions of Section 6(e) of this Agreement.  The parties hereto adopt the Recitals to this Agreement and agree that the Recitals should be part of the agreements of the parties hereunder.  A facsimile, photo or other electronic copy of this Agreement (or a counterpart thereof) shall be treated as an original.  This Agreement may be executed in counterparts, a complete set of which shall be treated as a single document.  The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.  Unless this Agreement expressly provides otherwise, each definition herein applies (i) for purposes of this entire Agreement, and (ii) to both the singular and plural forms (and other grammatical variations) of the defined term.  Unless the context indicates otherwise, (1) each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof, (2) references herein to any entity include any successor thereto, and (3) references to “parties” may include any Permitted Transferee or purported Permitted Transferee (even if the Permitted Transferee has not signed this Agreement or a joinder hereto).  The terms “including”, “includes”, “include” and words of like import shall be construed broadly as if followed by the words “without limitation”.  The terms “herein”, “hereunder”, “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.  Neither the purchase or issuance of Manager Securities to Manager nor any provision hereof entitles Manager to remain in the employment of the Company Group or affects the right of the Company Group to terminate Manager’s employment at any time for any reason.  This Agreement shall not be construed strictly against the drafter (and any rule of construction to that effect shall not be applied).  For purposes of this Agreement, any security (including any Manager Security) shall (x) upon being purchased by the issuer thereof, be treated as no longer issued, outstanding or existing, and (y) upon being sold by the issuer thereof, be treated as being then issued for the first time.

Intending to be bound, the parties execute this Manager Equity Agreement on the date first written above.

MANAGER:

Name:
State of Residence:

THERMON GROUP HOLDINGS, INC.:

By:
Name: Marcus J. George
Title: Vice President

CHS PRIVATE EQUITY V LP

By:	CHS Management V L.P., its general partner

By:	Code Hennessy & Simmons LLC, its general partner

By:
Name: Marcus J. George
Its: Member
Principal Place of Business: Illinois

EXHIBIT A

THIS REPURCHASE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”) AND MAY NOT SOLD UNLESS IT IS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

{Subordination legend — cross reference to subordination / intercreditor agreement — TO BE COMPLETED IF APPLICABLE}

REPURCHASE NOTE

[$ ]	, 20

FOR VALUE RECEIVED, the undersigned                                         , a Delaware                    (the “Maker”), hereby promises to pay to [                        ] (the “Payee”) the principal sum of [                      ] ($                          ), together with interest thereon at the rate and times set forth in this Note.

1.             Principal Payments.  The principal amount of this Note shall be due and payable in three (3) equal annual installments commencing on the first anniversary of the date hereof.

2.             Interest.  The unpaid principal hereunder shall bear interest at rate per annum equal to eight percent (8%), payable annually on each anniversary of the date of this Note.  The amount of interest payable hereunder shall not, however, exceed the maximum amount of interest allowed by applicable law.

3.             Prepayment.  Maker shall have the right to prepay, in whole or in part, at any time or from time to time, without premium or penalty, the principal amount of this Note, together with accrued and unpaid interest thereon through the date of payment.

4.             Miscellaneous.  All payments hereunder shall be applied first to accrued and unpaid interest and thereafter to principal.  Maker hereby waives any and all presentment (including presentment for payment or acceptance), demand, protest and notice (including notice of protest, dishonor or nonpayment) in connection with the enforcement of this Note.  This Note is subject to the terms of the Manager Equity Agreement dated as of April 30, 2010 by and among Payee, Maker and CHS Private Equity V LP, including Section 3(c) thereof.  This Note may not be assigned or transferred (including voluntarily, involuntarily or for collateral purposes) in any way without the prior written consent of the Maker.  This Note shall be governed by the internal laws of the State of Delaware, without application of any conflict of law principle that would make the law of any other jurisdiction applicable.  If any dispute regarding the enforcement of this Note is litigated, then the prevailing party in such litigation shall be entitled to be paid (by the non-prevailing party) all reasonable costs and expenses incurred by the prevailing party in such litigation, including reasonable attorneys fees.  As used herein, the term “including” shall be deemed to be followed by the words “without limitation”.

MAKER

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